UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2025

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 373-5895

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, the Board of Directors (the “Board”) of Janel Corporation (the “Company”) appointed Nathan Shandy, age 37, as Chief Financial Officer, Treasurer and Secretary of the Company, effective as of August 2, 2025 (the “Effective Date”).  In his new role, Mr. Shandy will serve as the Company’s principal financial officer and principal accounting officer as of the Effective Date.  Mr. Shandy joined the Company as the Chief Financial Officer of its Life Sciences segment on August 7, 2023.  Prior to joining the Company, Mr. Shandy served as the Chief Operating Officer of Summit Almonds, a privately held tree nut exporter, from 2021 to 2023. From 2017 to 2021, Mr. Shandy was employed by Superior Farms, a privately held meat processor, most recently as its Senior Vice President of Finance.  Prior to that Mr. Shandy spent five years with PricewaterhouseCoopers, LLP, most recently as an Assurance Manager. Mr. Shandy has a B.S. in Managerial Economics from the University of California, Davis and is a Certified Public Accountant.

In connection with Mr. Shandy’s appointment, the Board approved an annual salary of $250,000 for Mr. Shandy and an annual bonus with terms to be agreed upon at a later date, subject to the Company’s customary compensation policies.  Mr. Shandy will also be eligible to participate in the Company’s benefits as may be offered from time to time to other similarly situated employees, including participation in the Company’s 401(k) plan.

There are no arrangements or understandings between Mr. Shandy and other persons pursuant to which he was appointed to serve as the Company’s Chief Financial Officer, Treasurer and Secretary. In addition, there are no family relationships between Mr. Shandy and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Principal Financial and Accounting Officer

In connection with the appointment of Mr. Shandy, on August 2, 2025, Joseph R. Ferrara, who has served as the Company’s principal financial officer and principal accounting officer since 2024, tendered his resignation as the Principal Financial Officer of the Company, effective as of the Effective Date. It is expected that Mr. Ferrara will continue to be employed by the Company as an advisor through at least February 16, 2026, at his present salary and will be eligible to receive a bonus in connection with his service therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: July 30, 2025	By:	/s/ Darren C. Seirer
Darren C. Seirer
Chairman, President and Chief Executive Officer
(Principal Executive Officer)